UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2020

OPIANT PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38193	46-4744124
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

233 Wilshire Blvd. Suite 280 Santa Monica, CA	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 598 5410
Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⁬☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁬☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁬☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁬☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	OPNT	Nasdaq Stock Market LLC

Item 1.01    Entry into a Material Definitive Agreement.

On October 26, 2020, Opiant Pharmaceuticals, Inc. (the “Company”) entered into a Master Services Agreement (“MSA”) with AptarGroup, Inc. (“Aptar”) to provide non-exclusive technology access and co-development services for the development and submission of an opioid antagonist for the treatment of opioid overdose using Aptar’s single shot nasal unidose systems device (the “UDS Device”). In addition to the cost of the UDS Devices, the Company expects to spend up to €3,750,000 over the course of the development program.

A copy of the MSA is attached to this Current Report on Form 8-K and incorporated herein by reference. The description of the MSA provided herein is qualified in its entirety by reference to the terms of the MSA as set forth in Exhibit 10.1.

Item 1.02    Termination of a Material Definitive Agreement.

On September 7, 2018, the Company entered into a Development Agreement to develop a device capable of administrating nalmefene hrydrochloride and related Agreement for Reimbursement of Capital Expenditure and Service Fees (collectively, "Agreement") with Aesica Queenborough Limited ("Aesica"). On October 28, 2020, the Company notified Aesica that, effectively immediately, the Company was terminating the Agreement pursuant to Section 18.2(a) of the Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.  Description

10.1	Master Services Agreement dated October 26, 2020 between the Company and AptarGroup, Inc.
99.1	Press release of Opiant Pharmaceuticals, Inc. dated October 29, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OPIANT PHARMACEUTICALS, INC.
Dated: October 29, 2020        By:        /s/ David D. O’Toole
Name: David D. O’Toole
Title:  Chief Financial Officer
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